Exhibit 99.1

For Immediate Release

FIRST MIDWEST ANNOUNCES OVERWHELMING STOCKHOLDER
SUPPORT FOR PARTNERSHIP WITH OLD NATIONAL

CHICAGO, IL, September 16, 2021 – First Midwest Bancorp, Inc. (“First Midwest”) today announced that its stockholders have overwhelmingly approved the proposed merger between First Midwest and Old National Bancorp (“Old National”), which was announced on June 1, 2021. At First Midwest’s stockholder meeting held on September 15, 2021, approximately 99% of the votes cast voted in favor of the merger.

“Our partnership with Old National is, at its core, a growth strategy that will put us in an even stronger position to invest, grow and innovate in talent, capabilities and services across our combined footprint,” said Michael L. Scudder, Chairman and CEO of First Midwest. “We are very pleased our stockholders also see the value that this partnership will bring to our clients, colleagues and communities and in driving long-term stockholder value.”

Completion of the merger remains subject to regulatory approval by the Board of Governors of the Federal Reserve System and satisfaction of the other customary closing conditions set forth in the merger agreement between the First Midwest and Old National. The Office of the Comptroller of the Currency has approved the application for the merger of First Midwest and Old National.

The merger remains on track for an expected closing in the fourth quarter of 2021.

About First Midwest

First Midwest (NASDAQ: FMBI) is a relationship-focused financial institution and one of the largest independent publicly traded bank holding companies based on assets headquartered in Chicago and the Midwest, with approximately $22 billion of assets and an additional $15 billion of assets under management. First Midwest Bank and First Midwest’s other affiliates provide a full range of commercial, treasury management, equipment leasing, consumer, wealth management, trust and private banking products and services. The primary footprint of First Midwest’s branch network and other locations is in metropolitan Chicago, southeast Wisconsin, northwest Indiana, central and western Illinois, and eastern Iowa. Visit First Midwest at www.firstmidwest.com.

First Midwest Bancorp, Inc. | 8750 West Bryn Mawr Avenue | Suite 1300 | Chicago | Illinois | 60631

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or guarantees of future performance or events but instead express only management’s beliefs regarding future results or events, many of which, by their nature, are inherently uncertain and outside of management’s control. It is possible that actual results and events may differ, possibly materially, from the anticipated results or events indicated in these forward-looking statements. Forward-looking statements also are subject to known and unknown risks, uncertainties, and assumptions and may include statements relating to First Midwest’s future financial performance, delays in completing the pending merger of First Midwest and Old National, the failure to obtain necessary regulatory approvals or to satisfy any of the other conditions to the merger on a timely basis or at all, the possibility that the anticipated benefits of the merger are not realized when expected or at all, the inability to realize cost savings or improved revenues or to implement integration plans and other consequences associated with the proposed merger and the continued or potential effects of the COVID-19 pandemic and related variants and mutations on First Midwest’s business, financial condition, liquidity, loans, asset quality and results of operations. For a detailed discussion of these and other risks and uncertainties that could cause actual results and events to differ materially from such forward-looking statements, you should refer to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each of First Midwest’s Annual Report on Form 10-K for the year ended December 31, 2020, First Midwest’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2021, and in First Midwest’s subsequent filings made with the SEC. These risks and uncertainties are not exhaustive, and other sections of these reports describe additional factors that could adversely impact First Midwest’s business and financial performance. First Midwest cautions you not to place undue reliance on any forward-looking statements. These statements speak only as of the date made, and First Midwest is under no duty to update any of the forward-looking statements to conform prior statements to actual results or revised expectations, and does not intend to do so.

CONTACT:

Maurissa Kanter

SVP, Director of Corporate Communications

708.831.7345

maurissa.kanter@firstmidwest.com

First Midwest Bancorp, Inc. | 8750 West Bryn Mawr Avenue | Suite 1300 | Chicago | Illinois | 60631

2